Regency Group Ltd., Inc.
February 29, 2000

Charles Cardona
Chief Executive Officer
WebAdNet.com
17 Sunnyline Dr.
Calverton. NY 11933

REF: Letter of Intent

Dear Charles:

We  am  pleased  to present our proposal to which Regency Group  Ltd.  Inc.
("Regency")   would  contribute  capital  to  the  business  operated   as.
WebAdNet.com (the "Company").

1. Capital Investment: Regency would invest one million dollars ($1,000,000.00) into the Company for the purposes of working capital. In consideration of the capital contribution, the Company will transfer fifteen percent (15%) equity ownership to Regency. Regency will retain fifteen percent (15%) ownership in Company and will not be diluted during its term of ownership.

2. Company Structure: The Company represents that it is a corporation duly registered in the State of New York. The remaining eighty five percent (85%) equity of the Company is owned by Charles Cardona. The shareholders of the Company will appoint a five member board that will consist of two members designated by Regency. Regularly scheduled board meetings will be held on a quarterly basis. These two board designees will remain as members of the Company Board of Directors until second round equity placement or a merger or acquisition of the Company, whichever comes first Prior to funding, the Company will submit Articles of Incorporation to Regency.

3. Key Employment Agreements: Employment agreements including non-complete provisions will be completed and executed within 30 days of the  effective date of this Agreement.  Employment agreements  will  be required for key executives such as CEO, CFO, President of Marketing/Sales Division. The employment agreements will be submitted to the Board of Directors for approval.

4. Representations and Warranties: John Cardona will provide representations and warranties to the Company that will specify his employment status with Intermedia Advertising Solutions ("IAS"). This will include representation of a nonexistent employment and non-compete agreement with IAS.

5. Company Counsel; Prior to funding, regency requires the Company retain an attorney experienced in corporate law and securities regulations to consummate the investment transaction. In addition, Company will submit an opinion of John Cardona's potential liability as a result of his employment with IAS.

6. Patent Attorney: Regency reserves the right to appoint an attorney to research and advise the Company on patent rights, payable from the proceeds of Regency's capital contribution.

7   Expenses:   The  Company and Regency will each be responsible  for  the fee of its own lawyers, accountants, advisers brokers, and its other expenses relating to negotiation and consummation of this transaction.

8. Confidentiality: Each of the parties, its advisers and agents, agree to keep this transaction and all information provided by the Company confidential.

9. Regency Representative: Regency hereby designates James I. Hancock ("Hancock") as its representative and will have power of attorney to act on behalf of Regency in closing this transaction and will have ongoing responsibility to handle the affairs of this specific investment. Regency reserves the right to review the financial records with reasonable notice to the Company.

10. Schedule of Funding Dates: Regency will fund a total of one million dollars ($1,000,000.00) in the following four (4) increments.
     Initial Funding     $200,000 (Upon conditions of Section 11, below)
     Second Funding $200,000 (On or before March 24, 2000)
     Third Funding       $300,000 (On or before May 15, 2000)
     Fourth Funding $300,000 (On or before August 15, 2000)

11.  Conditions   for  Initial  Funding:   Consummation  of  the   proposed
     transaction is contingent upon satisfactory completion of

     * Direct   communication  between  Company  counsel  and  Regency
       representation to determine Company structure and receipt of Articles of Incorporation
     * Representation and Warranties of John Cardona specifying his employment status with IAS and Company counsel opinion as to potential liability
     * Verification of Company bank account
     * Issuance of common stock to Regency concurrently with funding transfer

     Upon completion of the above contingencies, funding will be executed no later than two (2) business days.

12. Stock Issuance: Concurrently with each scheduled funding of capital, common stock will be issued to Regency in proportion to its total ownership as described in Section 1 of this agreement.

13, Entire Agreement: This agreement sets forth the entire understanding between the parties and shall not be superceded by Company's shareholders or Board of Directors. It may be amended only in writing, signed by both parties.

14.  Counterparts:  This agreement may be executed in counterparts.

If the foregoing is acceptable to the Company, please have this letter executed and returned no later than February 28, 2000.

Very truly yours,             Accepted and agreed this 29 day of Feb 2000

/s/Ralph Massetti             /s/Charles Cardona, CEO
Regency Group Ltd, Inc.       WebAdNet.com

CC: Glen Gruder, Esq.